Exhibit 10.3

Overstock.com, Inc.

STOCK PURCHASE AGREEMENT

(Under Annual Employee Stock Purchase Program)

This Restricted Stock Purchase Agreement is made this           day of                            , 20     between Overstock.com, Inc., a Utah corporation (the “Company”), and                                                                                  , (the “Purchaser”).

The Company and Purchaser hereby agree as follows:

1.             Purchase of Shares.  On this date and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, an aggregate of              shares of the Company’s common stock (the “Shares”) at an aggregate purchase price in cash of $             (the “Purchase Price”) or $             per Share (the “Purchase Price Per Share”).  The Purchase Price must be at least $250 and must not exceed 5% of Purchaser’s annual salary from the Company as of the last day of the prior calendar year.  This purchase is being made pursuant to the Company’s 2001 Stock Purchase Plan, a copy of which is attached hereto as Exhibit “A”, and is subject to all the terms of the Plan.  The term “Shares” refers to the shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits in respect of the Shares, and (c) all securities received in replacement of the Shares in a recapitalization, merger, reorganization or the like.

2.             Representations of Purchaser.  Purchaser represents and warrants to the Company that:

(a)           Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”).

(b)           Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares.

(c)           Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

(d)           Purchaser is fully aware of (i) the highly speculative nature of the investment in the Shares, (ii) the financial hazards involved, and (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares.

3.             Compliance with Federal Securities Laws.  Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Shares have not been registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act, but have been issued under an exemption or exemptions from the registration requirements of the 1933 Act which impose certain restrictions on Purchaser’s ability to transfer the Shares.

(a)           Restrictions on Transfer.  Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the 1933 Act or unless, in the opinion of counsel to the Company, an exemption from such registration is available.  Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares.  Purchaser has also been advised that an exemption from registration may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

(b)           Rule 144.  In addition, Purchaser has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one year, and in certain cases two years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144.

4.             Company’s Right of First Refusal.  Before any Shares held by Purchaser or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including without limitation transfer by gift or operation of law), the Company shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”), subject to the exception for certain family transfers as set forth below.

(a)           Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating (1) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”); and the Holder shall offer to sell the Shares at the Offered Price to the Company.

(b)           Exercise of Right of First Refusal.  At any time within 30 days after receipt of the Notice, the Company may, by giving written notice to the Holder, elect to purchase all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)           Purchase Price.  The purchase price for Shares purchased under this Section shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of the Company in good faith.

(d)           Payment.  Payment of the purchase price for the Shares shall be made, at the option of the Company, either (i) in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company, or by any combination thereof within 60 days after receipt of the Notice, or (ii) in the manner and at the time(s) set forth in the Notice.

(e)           Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in compliance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)            Exception for Certain Family Transfers.  Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s immediate family or a trust for the benefit of Purchaser or Purchaser’s immediate family shall be exempt from the provisions of this Section.  As used herein, “immediate family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.  In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g)           Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to any Shares upon the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC.

5.             Rights as a Shareholder.  Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers payment of the Purchase Price until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Option or Right of First Refusal hereunder.  Upon such exercise, Purchaser shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement.  Upon such exercise, Purchaser shall forthwith surrender to the Company the certificates evidencing the Shares so purchased for transfer or cancellation.

6.             Escrow.  As security for the faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the certificates evidencing the Shares, to deliver such certificates, together with a stock power in the form of Exhibit ”B” attached hereto, executed by Purchaser and by Purchaser’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or its designee (“Escrow Holder”), who is hereby appointed to hold such certificate(s) and stock power in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement.  Purchaser and the Company agree that Escrow Holder shall not be liable to any party to this

Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto.  The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated herein.  The Shares shall be released from escrow upon termination of the Right of First Refusal; provided, however, that such release shall not affect the rights of the Company with respect to any pledge of Shares to the Company.

7.             Restrictive Legends and Stop-Transfer Orders.

(a)           Legends.  Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND A RIGHT OF FIRST REFUSAL OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH PUBLIC SALE AND THE RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)           Stop Transfer Instructions.  Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d)           Market Stand-off Agreement.  Purchaser agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify for employee-shareholders generally.

8.             Compliance with Laws and Regulations.  The issuance and transfer of the Shares hereunder shall be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange on which the Company’s common stock may be listed (including NASDAQ) at the time of such issuance and transfer.

9.             Successors and Assigns.  The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Right of First Refusal.  This Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, successors and assigns.

10.           Interpretation.  This Agreement is subject to the terms of the Plan.  If there is a conflict between this Agreement and the Plan, the Plan shall govern.  Any dispute regarding the interpretation of this Agreement shall be submitted by Purchaser or by the Company forthwith to the Company’s Board, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Board or shall be final and binding on the Company and on Purchaser.

11.           Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, excluding that body of laws pertaining to conflicts of law.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

12.           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified or registered mail, return receipt requested, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

13.           Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14.           Entire Agreement.  This Agreement, together with the Exhibits hereto, constitutes the entire agreement of the parties and supersedes all prior understandings and agreements with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Purchaser has executed this Agreement in duplicate as of the date set forth above.

OVERSTOCK.COM, INC.,	PURCHASER
a Utah Corporation

By:
Its:	Print Name:
Address:

EXHIBIT A

Overstock.com, Inc.

2000 STOCK PURCHASE PLAN

As Adopted January 24, 2001

1.             Purpose.  This Stock Purchase Plan (“Plan”) is established to allow selected employees, directors, and consultants of Overstock.com, Inc. (the “Company”) to purchase shares of stock of the Company.

2.             Adoption.  This Plan shall become effective when it has been adopted by the Board of Directors of the Company (the “Board”).  No shares shall be issued pursuant to this Plan until it becomes effective.

3.             Type of Shares.  The shares of stock that may be purchased under this Plan are shares of the common stock of the Company (the “Shares”).

4.             Number of Shares.  The maximum number of Shares that may be issued under this Plan is Ten Million (10,000,000) Shares, subject to adjustment as provided in this Plan.  If any Shares issued under this Plan are reacquired by the Company for any reason, the Shares so reacquired shall again be available for purchase under this Plan.

5.             Administration.  This Plan shall be administered by the Board or by a committee of the Board appointed to administer this Plan.  As used in this Plan, references to the Board shall mean either the Board or such committee.  The interpretation by the Board of any of the provisions of this Plan or of any agreement or instrument executed pursuant to this Plan shall be final and binding on the Company and all persons having an interest in any Shares purchased under this Plan.

6.             Eligibility.  The persons eligible to purchase Shares under this Plan shall be employees, directors, or consultants of the Company or its affiliates (as defined below) who the Board decides to allow to participate in the Plan in its discretion.  An “affiliate” of the Company means either a parent or a subsidiary of the Company.

7.             Terms and Conditions of Purchases.  The Board shall determine the number of Shares to be sold to each Purchaser and the date or dates on which purchases under this Plan may be made, subject to the following terms and conditions:

(a)           Form of Restricted Stock Purchase Agreement.  All purchases made pursuant to this Plan shall be evidenced by a written Restricted Stock Purchase Agreement (the “Purchase Agreement”) in such form as the Board shall from time to time approve in its discretion.  The various Purchase Agreements need not be identical.  The Purchase Agreement shall comply with and be subject to the terms and conditions of this Plan.

(b)           Duration of Offers and Non-Transferability of Rights.  Any right to acquire Shares under the Plan shall automatically expire if not exercised by the Purchaser within 30 days after the offer of such right was communicated to the Purchaser by the Company.  Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such offer was communicated.

(c)           Purchase Price.  The purchase price of Shares sold pursuant to this Plan shall not be less than the fair market value of the Shares at the time of purchase, as determined by the Board in good faith.  As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board may require for the satisfaction of any federal, state, local, or foreign withholding tax obligations that may arise in connection with such purchase.

(d)           Restrictions on Transfer of Shares.  Any Shares sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, or other transfer restrictions as the Board may determine in its discretion.  Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

8.             Payment For Shares.  Payment for the Shares purchased under this Plan may be made (a) in cash; (b) by a full recourse, interest-bearing promissory note executed by the Purchaser (the “Note”) where permitted by law and approved by the Board; (c) by past services rendered to the Company or future services to be rendered to the Company; (d) by such other legal consideration as the Board may approve at the time of purchase; or (e) by any combination of the foregoing.  The Note shall be in such form and contain such terms as may be approved from time to time by the Board in its discretion, subject to the pledge of shares as required by the following section.

9.             Pledge of Shares.  Any Purchaser who is permitted to execute a Note as partial or full consideration for the purchase of Shares under this Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Purchaser’s obligation to the Company under the Note; provided, however, that the Board may in its sole discretion require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Purchaser under the Note notwithstanding any pledge of the Purchaser’s Shares or other collateral.  In connection with any pledge of the Shares, Purchaser shall be required to execute and deliver a written pledge agreement in such form as the Board shall from time to time approve in its discretion.

10.           Privileges of Stock Ownership.  A Purchaser shall have full voting rights and other privileges as a holder of the Shares from and after the date of purchase, subject to the provisions of the Purchase Agreement and any pledge agreement.

11.           Escrow of Shares.  As security for faithful performance under any Purchase Agreement, the Company may require the Shares to be held in escrow by the Company’s Secretary or other appropriate person.

12.           Adjustment of Shares.  In the event that the number of outstanding shares of the common stock of the Company is changed by a stock dividend, stock split, reverse stock split, or

2

similar change in the capital structure of the Company without consideration, the number of Shares subject to purchase and available for issuance under this Plan shall be proportionately adjusted, subject to any legally required action by the Board or the shareholders of the Company.

13.           No Obligation to Employ.  Nothing in this Plan or in any Purchase Agreement executed pursuant to this Plan shall confer on any Purchaser any right to continue in the employ of the Company or any affiliate of the Company or limit in any way the right of the Company or any affiliate to terminate the employment or service of any Purchaser at any time, with or without cause.

14.           Compliance With Laws.  The issuance of Shares pursuant to this Plan shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, compliance with all applicable state securities laws, and compliance with the requirements of any stock exchange on which the Shares may be listed.  The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange.

15.           Change in Control

(a)           The Board shall have the sole discretion to elect that any “Unvested Shares” (as defined in the Purchase Agreement) shall automatically accelerate upon the following events:

(i)            in the event of a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii)           the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company; or

(iii)          the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule l3d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders, which the Board does not recommend such shareholders to accept.

(b)           The purchase of Shares under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

16.           Term of Plan.  Shares may be purchased under this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board, subject to earlier termination by the Board as provided in the following section.

3

17.           Amendment or Termination of Plan.  The Board may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of agreement or instrument to be executed pursuant to this Plan).  In any case, no amendment of this Plan shall adversely affect the rights of any Purchaser under this Plan under a Purchase Agreement previously executed by such Purchaser without the written consent of that Purchaser.

[end]

4

EXHIBIT B

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Purchase Agreement, dated as of                                         , the undersigned hereby sells, assigns and transfers unto                                                      ,                                                     shares of the common stock of Overstock.com, Inc., a Utah corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No.            delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:                          , 20

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Name)